Exhibit 99.1
ENERGY TRANSFER PARTNERS ANNOUNCES PRICING OF
PUBLIC OFFERING OF COMMON UNITS
DALLAS, TEXAS — April 15, 2009 — Energy Transfer Partners, L.P. (NYSE: ETP) today announced it has priced a public offering of 8,500,000 common units representing limited partner interests at $37.55 per common unit. Net proceeds from the offering will be used by ETP to fund capital expenditures and capital contributions to joint venture entities related to pipeline construction projects as well as for general partnership purposes. The offering is scheduled to close April 21, 2009. ETP also granted the underwriters a 30-day option to purchase up to an aggregate of 1,275,000 additional common units.
Morgan Stanley, Citi, Credit Suisse, UBS Investment Bank and Wachovia Securities are acting as joint book-running managers, and Goldman, Sachs & Co., Merrill Lynch & Co., Morgan Keegan & Company, Inc., Oppenheimer & Co. and SMH Capital are acting as co-managers. A copy of the prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:
Morgan Stanley
Attn: Prospectus Dept.
180 Varick Street, 2nd Floor
New York, NY 10014
Email: prospectus@morganstanley.com
Telephone: 866-718-1649
Citi
Attn: Prospectus Department
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, NY 11220
Email: batprospectusdept@citi.com
Telephone: 800-831-9146
Credit Suisse
Attn: Prospectus Dept.
One Madison Avenue
New York, NY 10010
Telephone: 800-221-1037
UBS Investment Bank
Attn: Prospectus Dept.
299 Park Avenue
New York, NY 10171
Toll-free: 888-827-7275
Wachovia Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, NY 10152
Email: equity.syndicate@wachovia.com
Telephone: 800-326-5897

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by ETP with the SEC.
Energy Transfer Partners, L.P. (NYSE: ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include gathering and transportation pipelines, treating and processing assets and three storage facilities located in Texas. ETP currently has more than 17,000 miles of pipeline in service with another 750 miles under construction. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE: ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.
Statements about the offering may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contacts
Investor Relations:
Brent Ratliff
Energy Transfer
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214.504.2260 (office)
214.498.9272 (cell)
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